EXHIBIT 9

                    OPINION AND CONSENT OF MICHAEL H. MILLER

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                                                                       EXHIBIT 9

               [LETTERHEAD OF INDIANAPOLIS LIFE INSURANCE COMPANY]

June 26, 2003

Board of Directors
Indianapolis Life Insurance Company
2960 North Meridian Street
Indianapolis, Indiana 46208

Ladies and Gentlemen:

         In my capacity as Vice President of Indianapolis Life Insurance Company (the "Company"), I am rendering the following opinion in connection with the filing with the Securities and Exchange Commission of this initial registration statement on Form N-4 under the Securities Act of 1933, as amended, and Post-Effective Amendment No. 16 under the Investment Company Act of 1940, as amended (File No. 811-08964) (the "Registration Statement"). This Registration Statement is being filed with respect to the Visionary and Visionary Choice flexible variable annuity contracts (the "Contracts") issued by the Company and supported by ILICO Separate Account 1 (the "Account").

         In forming the following opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary and appropriate.

                  It is my opinion that:

                  1. The Account is a separate investment account of the Company and is duly created and validly existing pursuant to the laws of the State of Indiana.

                  2. Each Contract, when issued in accordance with the applicable prospectus filed with the Registration Statement and in compliance with applicable local law, is and will be a legal and binding obligation of the Company in accordance with its terms.

                  3. Assets attributable to reserves and other contract liabilities and held in the Account will not be chargeable with liabilities arising out of any other business the Company may conduct.

         I consent to the filing of this opinion as an exhibit to the above-mentioned Registration Statement and to the inclusion of my name under the caption "Legal Matters" in the Statement of Additional Information filed as part of this Registration Statement.

Very truly yours,


/s/ Michael H. Miller
---------------------------------
 Michael H. Miller, Esq.